Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-159955 and 333-163063) and the related prospectuses and Form S-8 (Nos. 333-141525 and 333-147805) of Rosetta Genomics Ltd. of our report dated March 25, 2010 with respect to the consolidated financial statements of Rosetta Genomics Ltd. for the year ended December 31, 2009, included in this Form 20-F.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
March 25, 2010	A Member of Ernst & Young Global